UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/24/2005

LEGACY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-51525

Delaware	20-3135053
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

99 North Street, Pittsfield, Massachusetts 01202
(Address of Principal Executive Offices, Including Zip Code)

(413) 443-4421
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On October 24, 2005, Legacy Bancorp, Inc. (the "Company") issued a press release announcing that Mutual Bancorp of the Berkshires, Inc. has received regulatory approval to complete the conversion of Legacy Banks' holding company structure from a mutual to stock form of ownership and to consummate the related common stock offering by the Company. The release states that trading is expected to commence on October 26, 2005, on the Nasdaq National Market under the symbol "LEGC". The Company reported that it intends to sell a total of 9,545,000 shares of common stock at $10.00 per share in its subscription offering, which ended October 11, 2005, and to contribute 763,600 shares to The Legacy Banks Foundation. For more information, reference is made to the Company's press release dated October 24, 2005, a copy of which is attached to this Report as Exhibit 99.1.

On October 26, 2005, the Company issued a press release announcing that it has become the holding company of Legacy Banks in connection with the completion of the conversion and has also completed its related public offering of 9,545,000 shares and contribution to The Legacy Banks Foundation of 763,600 shares. Its shares commenced trading on the NASDAQ National Market on October 26, 2005 under the symbol "LEGC". For more information, reference is made to the Company's press release dated October 26, 2005, a copy of which is attached to this Report as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits-See Exhibit Index following signature page.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

LEGACY BANCORP, INC.

Date: October 26, 2005.	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chariman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated October 24, 2005
EX-99.2	Press Release dated October 26, 2005